SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

APOGENT TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Filed by Registrant

(Name of Person(s) Filing Proxy Statement,

if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
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4)	Date Filed:

Filed by Apogent Technologies Inc.

Pursuant to Rule 14a-6

Under the Securities Exchange Act of 1934

Subject Company: Apogent Technologies Inc.

Commission File No. 1-11091

This filing relates to the planned merger (the “Merger”) between Fisher Scientific International Inc. (“Fisher Scientific”) and Apogent Technologies Inc. (“Apogent”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of March 17, 2004, as amended on April 16, 2004 (the “Merger Agreement”), by and among Fisher Scientific, Fox Merger Corporation and Apogent. Fisher Scientific has filed a registration statement on Form S-4 (SEC File No. 333-114548) with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher Scientific’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the Merger. The Merger Agreement is contained in the definitive joint proxy statement/prospectus, is on file with the SEC as an exhibit to the Current Report on Form 8-K, filed by Apogent on April 19, 2004, and is incorporated by reference into this filing.

On May 28, 2004 Apogent and Fisher Scientific disseminated the following press release announcing the commencement of exchange offers that relate to an aggregate of $645 million of Apogent’s existing debt securities in connection with the proposed merger of Apogent and Fisher:

NEWS RELEASE

Media Contact:	Investor Contact:
Gia L. Oei 603-929-2489	Carolyn Miller 603-929-2381

Fisher Scientific and Apogent Commence

Exchange Offers

HAMPTON and PORTSMOUTH, N.H., May 28, 2004 — Fisher Scientific International Inc. (NYSE: FSH) and Apogent Technologies Inc. (NYSE: AOT) today commenced exchange offers that relate to an aggregate of $645 million of Apogent’s existing debt securities as part of the planned merger between Fisher and Apogent. The exchange offers are being made pursuant to preliminary prospectuses dated May 28, 2004, and related letters of transmittal, which more fully set forth the terms of the exchange offers.

The offers involve the exchange of $345 million of Apogent’s floating rate convertible senior debentures due 2033 for new floating rate convertible senior debentures, and $300 million of Apogent’s 2.25 percent convertible senior debentures due 2021 for new 2.25 percent convertible senior debentures. Both exchanged debentures will remain obligations of Apogent after the merger. The exchange offers are subject to various conditions, including completion of the merger, as described in the prospectuses.

The offers are scheduled to expire at 5 p.m., Eastern Daylight Time (EDT), on July 1, 2004, unless extended or terminated earlier.

Neither Fisher nor Apogent will receive any proceeds from the issuance of the new debentures in the exchange offers.

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Fisher Scientific and Apogent Commence Exchange Offers - 2

Goldman, Sachs & Co. is acting as dealer manager, Innisfree M&A Incorporated is the information agent, and The Bank of New York is the exchange agent for the offers. Copies of the registration statements, exchange-offer prospectuses, letters of transmittal and other materials related to the exchange offers may be obtained at no charge from Innisfree at 888-750-5834 or from the Securities and Exchange Commission’s Web site at www.sec.gov. All questions relating to the mechanics of the offers should be directed to Innisfree or Goldman Sachs at 800-471-7731 (toll-free). The materials related to the exchange offers contain important information that should be read carefully before any decision is made with respect to the exchange offers.

Registration statements relating to these securities have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Fisher Scientific International Inc.

As a world leader in serving science, Fisher Scientific International Inc. (NYSE: FSH) offers more than 600,000 products and services to more than 350,000 customers located in approximately 145 countries. Fisher’s customers include pharmaceutical and biotech companies; colleges and universities; medical-research institutions; hospitals and reference labs; quality-control, process-control and R&D labs in various industries; as well as government and first responders. As a result of its broad product offering, electronic-commerce capabilities and integrated global logistics network, Fisher serves as a one-stop source of products, services and global solutions for its customers. The company primarily serves the scientific-research, clinical-laboratory and safety markets. Additional information about Fisher is available on the company’s Web site at www.fisherscientific.com.

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Fisher Scientific and Apogent Commence Exchange Offers – 3

About Apogent Technologies Inc.

Apogent is a diversified worldwide leader in the design, manufacture, and sale of laboratory and life-science products essential for healthcare diagnostics and scientific research. Apogent’s companies are divided into two business segments for financial reporting purposes: Clinical Group and Research Group.

Additional Information About the Merger and Where to Find it

In connection with the proposed merger, Fisher Scientific and Apogent Technologies have on file relevant materials with the SEC, including an effective registration statement on Form S-4 that contains a prospectus and a joint proxy statement. Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Fisher, Apogent and the merger. Investors and security holders may obtain these documents (and any other documents filed by Fisher or Apogent with the SEC) free of charge at the SEC’s Web site at www.sec.gov. In addition, the documents filed with the SEC by Fisher may be obtained free of charge by directing such request to: Corporate Secretary, 1 Liberty Lane, Hampton, NH 03842, or from Fisher’s Web site at www.fisherscientific.com. The documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801, or from Apogent’s Web site at www.apogent.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Fisher, Apogent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Fisher and Apogent in favor of the merger. Information about the executive officers and directors of Fisher and their ownership of Fisher common stock is set forth in the joint proxy statement/prospectus filed on Form S-4, which was declared effective by the SEC on May 21, 2004. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on December 23, 2003. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Fisher, Apogent and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.

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